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                                                                     Exhibit 4.7

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

AS OF AUGUST 7, 2000

                           SYSTEMONE TECHNOLOGIES INC.

              (Incorporated under the laws of the State of Florida)

               Warrant for the Purchase of Shares of Common Stock

NO. WRT-A1

         FOR VALUE RECEIVED, SYSTEMONE TECHNOLOGIES INC., a Florida corporation (the "Company"), hereby certifies that _______________ or assigns (the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Company, up to ______________ fully paid and non-assessable shares of Common Stock at a price of $3.50 per share (the "Exercise Price").

         The term "Common Stock" means the Common Stock, par value $.001 per share, of the Company as constituted on the date of issuance of this Warrant (the "Base Date"). The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as "Warrant Stock." The term "Other Securities" means any other equity or debt securities that may be issued by the Company in addition thereto or in substitution for the Warrant Stock in accordance with the terms hereof. The term "Company" means and includes the corporation named above as well as (i) any immediate or more remote successor corporation resulting from the merger or consolidation of such corporation (or any immediate or more remote successor corporation of such corporation) with another corporation, or (ii) any corporation to which such corporation (or any immediate or more remote successor corporation of such corporation) has transferred its property or assets as an entirety or substantially as an entirety.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

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         The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

         1.       EXERCISE OF WARRANT.

                  1.1 CASH EXERCISE. This Warrant may be exercised, in whole or in part, at any time, or from time to time during the period commencing on the date hereof and expiring 5:00 p.m. Eastern Time on the fifth anniversary of the Base Date (the "Expiration Date"), by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or his or her duly authorized attorney; provided, however, that, prior to the date which falls nine months after the Base Date, this Warrant may not be exercised with respect to in excess of 50% of the maximum amount of Warrant Stock issuable under this Warrant and, prior to the first anniversary of the Base Date, this Warrant may not be exercised with respect to in excess of 75% of the maximum amount of Warrant Stock issuable under this Warrant; and, provided, further, that, in the event the entire Loan (as hereinafter defined), and all interest thereon, advanced by the original Holder of this Warrant pursuant to the Loan Agreement dated as of the date of this Warrant (the "Loan Agreement") is satisfied on or prior to the date which falls nine months after the Base Date, this Warrant may not thereafter be exercised with respect to in excess of 50% of the maximum amount of Warrant Stock issuable under this Warrant and, in the event that the entire Loan, and all interest thereon, advanced by the original Holder of this Warrant pursuant to the Loan Agreement is satisfied on or prior to the date which falls on the first anniversary of the Base Date, this Warrant may not thereafter be exercised with respect to in excess of 75% of the maximum amount of Warrant Stock issuable under this Warrant. For purposes hereof, the "Loan" shall have the meaning set forth in the Loan Agreement. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with the Exercise Price, at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

                  1.2 CASHLESS EXERCISE. This Warrant may be exchanged, in whole or in part (subject to the limitations on exercise hereinabove set forth in Section 1.1) (a "Warrant Exchange"), at any time, or from time to time, during the period commencing on the date hereof and ending on the Expiration Date, into the number of shares of Common Stock determined in accordance with this Section 1.2, by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, accompanied by a notice (a "Notice of Exchange") stating that this Warrant is being exchanged and the number of shares

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of Common Stock to be exchanged. In connection with any Warrant Exchange, this
Warrant shall represent the right to subscribe for and acquire the number of shares of Common Stock (rounded to the nearest whole number) equal to (i) the number of shares specified by the Holder in its Notice of Exchange (the "Total Number") less the number of shares equal to the quotient obtained by dividing
(A) the product of the Total Number and the then applicable Exercise Price by
(B) the then fair market value (determined in accordance with Section 3 below) per share of Common Stock. If this Warrant should be exchanged in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with a duly executed Notice of Exchange, at its office, or by the stock transfer agent of the Company at its office, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exchange, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exchange of this Warrant.

         2. RESERVATION OF SHARES. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and Other Securities) from time to time receivable upon exercise of this Warrant. All such shares (and Other Securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all preemptive rights.

         3. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the Holder an amount equal to the fair market value of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant. For purposes of this Warrant, the fair market value of a share of Common Stock shall be determined as follows:

                  (a) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or system; or

                  (b) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                  (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of

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the Company ending prior to the date of the exercise of the Warrant, determined by the Board of Directors of the Company in good faith.

         4. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, subject to the provisions of Section 7 hereof, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

         5. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

         6. ANTI-DILUTION PROVISIONS.

                  6.1 ADJUSTMENT FOR RECAPITALIZATION. If the Company shall at any time subdivide its outstanding shares of Common Stock (or Other Securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its shareholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased and the Exercise Price shall be proportionately decreased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock or Other Securities subject to this Warrant immediately prior to such combination shall be proportionately decreased and the Exercise Price shall be proportionately increased. Any such adjustments pursuant to this Section 6.1 shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor.

                  6.2 ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case of any reorganization of the Company (or any other entity, the securities of which are at the time receivable on the exercise of this Warrant) after the Base Date or in case after such date the Company (or any such other entity) shall consolidate with or merge into another entity or convey all or substantially all of its assets to another entity, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled

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upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.

                  6.3      NO DILUTION.

                           (a) From the date of issuance of this Warrant until
the later of (1) the first anniversary date of such issuance and (2) the date on which the Company first consummates a sale of shares of its equity securities (within the meaning of Section 3(a)(11) of the Securities Exchange Act of 1934, as amended) or debt securities convertible into equity securities for gross cash proceeds to the Company of more than $2.0 million (such period through such later date, hereinafter referred to as the "Reset Period") other than Excluded Shares (as hereinafter defined), if the Company shall issue or enter into any agreement to issue any shares of Common Stock other than Excluded Shares for consideration per share (the "Issuance Price") less than the Exercise Price per share in effect immediately prior to such issuance, the Exercise Price in effect immediately prior to such issuance shall be reduced (but shall not be increased) to the Issuance Price. For purposes hereof, the term "Excluded Shares" shall mean (1) any shares of Common Stock issued in a transaction described in Sections 6.1 and 6.2 of this Warrant; (2) issuances of shares of Common Stock from time to time pursuant to employment agreements, stock option or bonus plans authorized by the Board of Directors of the Corporation as of the date hereof,
(3) issuances of Common Stock, or options to acquire shares of Common Stock, or securities convertible into or exchangeable for Common Stock pursuant to the terms of any acquisition by the Company of all or substantially all of the operating assets, or more than fifty percent (50%) of the voting capital stock or other controlling interest of any business entity in a transaction negotiated on an arms-length basis and expressly approved in advance by the Board of Directors of the Company; (4) issuances of shares of Common Stock from time to time upon the exercise, exchange or conversion of warrants, options, convertible securities, the Company's outstanding 8 1/4% Subordinated Convertible Notes Due 2003 or other securities outstanding as of the date hereof and pursuant to the written terms of such securities as they exist as of the date hereof, and (5) issuances of shares of Common Stock from time to time pursuant to the anti-dilution provisions of other securities of the Company, including shares of the Company's outstanding Series B, Series C and Series D Convertible Preferred Stock. For purposes hereof, "voting capital stock" shall be deemed to be capital stock of any class or classes, however designated having ordinary voting power for the election of members of the board of directors or other governing body and "controlling" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a party, whether through the ownership of voting capital stock, by contract or otherwise.

                           (b) If, at any time from the date of issuance of this
Warrant, the Company shall issue or enter into any agreement to issue any shares of Common Stock other than Excluded Shares for consideration per share lower than the market price per share in effect immediately prior to such issuance, the Exercise Price in effect immediately prior to such issuance shall be reduced (but shall not be increased) to the price (calculated to the nearest cent) determined by multiplying the Exercise Price in effect immediately prior to such issuance by the factor determined by dividing (1) an amount equal to the sum of
(A) the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance multiplied by the market price per share in effect immediately prior to such issuance and (B) the

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consideration, if any, received by the Company upon such issuance by (2) the number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance multiplied by the market price per share in effect immediately prior to such issuance; PROVIDED, HOWEVER, no adjustment shall be made to the Exercise Price if (1) such issuance is in connection with a firm commitment underwritten public offering or (2) the consideration per share is equal to or greater than 85% of the market price per share in effect immediately prior to such issuance. For purposes hereof, the "market price" as of any measurement date shall be the average of the closing prices of the Common Stock for each of the 10 consecutive trading days immediately preceding such measurement date.

                           (c) The Company will not, by amendment of its
Articles of Incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment.

                           (d) For further clarity, any change to the exercise
price or other terms of the 8-1/4% Subordinated Convertible Notes Due 2003 shall not count to determining the Reset Period, but shall be taken into account in determining whether any adjustment to the Exercise Price is due under this
Section 6.3.

                           (e) The Exercise Price shall be subject to adjustment
from time to time as previously provided in this section 6.3. Upon each adjustment of the Exercise Price, the holder of the Warrant evidenced hereby shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest whole share pursuant to Section 3) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product by the Exercise Price resulting from such adjustment.

                  6.4 CERTIFICATE AS TO ADJUSTMENTS. In each case of an adjustment in the number of shares of Warrant Stock or Other Securities receivable on the exercise of this Warrant, or the Exercise Price, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate executed by an executive officer of the Company setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company will forthwith mail a copy of each such certificate to the Holder.

                  6.5 NOTICES OF RECORD DATE, ETC.  In case:

                  (a) the Company shall take a record of the holders of its Common Stock (or Other Securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for,

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purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

                  (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another entity, or any conveyance of all or substantially all of the assets of the Company to another entity; or

                  (c) of any voluntary or involuntary dissolution, liquidation, partial liquidation or winding up of the Company, or

                  (d) any event resulting in the expiration of the Reset Period,

then, and in each such case, the Company shall mail or cause to be mailed to each Holder of the Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any, to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up. Such notice shall be mailed at least 20 days prior to the date therein specified.

         7. TRANSFER TO COMPLY WITH THE SECURITIES ACT. Notwithstanding any other provision contained herein, this Warrant and any Warrant Stock or Other Securities may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (a) to a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Stock or Other Securities may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto; or (b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

         8. LEGEND. Unless the shares of Warrant Stock or Other Securities have been registered under the Securities Act, upon exercise of any of the Warrants and the issuance of any of the shares of Warrant Stock or Other Securities, all certificates representing such securities shall bear on the face thereof substantially the following legend:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of, unless registered pursuant to the provisions of that Act or unless an opinion of counsel is obtained stating that such disposition is in compliance with an available exemption from such registration.

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         9. NOTICES. All notices required hereunder shall be in writing and shall be deemed given when telegraphed, delivered personally or within two days after mailing when mailed by certified or registered mail, return receipt requested, to the Company at its principal office, or to the Holder at the address set forth on the record books of the Company, or at such other address of which the Company or the Holder has been advised by notice hereunder.

         10. APPLICABLE LAW. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the choice of law rules thereof.

         IN WITNESS HEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

                                         SYSTEMONE TECHNOLOGIES INC.

                                         By:____________________________________
                                         Name:   Kenneth C. Leung
                                         Title:  Director


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                              WARRANT EXERCISE FORM

The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ____________ shares of Common Stock of SystemOne Technologies Inc., a Florida corporation, and hereby makes payment of $____________ in payment therefor.


                                      __________________________________________
                                      Signature


                                      __________________________________________
                                      Signature, if jointly held



                                      __________________________________________
                                      Date

                       INSTRUCTIONS FOR ISSUANCE OF STOCK
         (if other than to the registered holder of the within Warrant)




Name
     ---------------------------------------------------------------------------
                  (Please typewrite or print in block letters)

Address
        ------------------------------------------------------------------------


Social Security or
Taxpayer Identification Number
                               -------------------------------------------------



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                                 ASSIGNMENT FORM

FOR VALUE RECEIVED,
                    ------------------------------------------------------------

hereby sells, assigns and transfers unto

Name
     ---------------------------------------------------------------------------
                  (Please typewrite or print in block letters)

the right to purchase Common Stock of SystemOne Technologies Inc., a Florida corporation, represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ___________________________________________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

DATED:  ____________, 200_.




                                           ____________________________________
                                           Signature


                                           ____________________________________
                                           Signature, if jointly held


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